Exhibit 10.66

[Net Lease]

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 30th day of September, 2009, between ProLogis (“Landlord”), and the Tenant named below.

Tenant:	United Natural Foods, Inc.

Tenant’s Representative,
Address, and Telephone:
	313 Iron Horse Way
	Providence, RI 02908
	(401) 528-8634

Premises:	That portion of the Building, containing approximately 589,870 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Project:	ProLogis Park 20/35 - Building #2

Building:	ProLogis Park 20/35 - Building #2
	2100 Danieldale Road
	Lancaster, TX 75 134

Tenant’s Proportionate Share of Project:	100.000%

Tenant’s Proportionate Share of Building:	100.000%

Lease Term:	Beginning on the Commencement Date and ending on the last day of the 125th full calendar month thereafter.

Commencement Date:	March 1, 2010

Initial Monthly Base Rent:	See Addendum 1

Initial Estimated Monthly	1. Utilities:
Operating Expense Payments:
(estimates only and subject to	2. Common Area Charges:	$5,407.14
adjustment to actual costs and
expenses according to the	3. Taxes:	$42,274.02
provisions of this Lease)
	4. Insurance:	$2,949.35

	5. Prop. Mgmt.:	$6,390.26

Initial Estimated Monthly
Operating Expense Payments:	$57,020.77

Initial Monthly Base Rent and
Operating Expense Payments:	$57,020.77

Security Deposit:	$0.00

Broker:	NAI Huff Partners (Jerry Alexander)

Addenda:
1. Base Rent Adjustments 2. HVAC Maintenance Contract 3. Move Out Conditions 4. Right of First Refusal to Purchase 5. Option to Surrender 6. Two Renewal Options at Fixed Rate 7. Storage and Use of Permitted Hazardous Materials

Exhibits:	A. Site Plan and Scope of Work B. Rules and Regulations C. Parking Plan

1.           Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. Anything in this Lease to the contrary notwithstanding, in the event Tenant fails to obtain tax and other incentives from the City of Lancaster, Texas with a minimum value over the Lease Term in an amount equaling at least $1,705,925 8:00 A.M. local time in Lancaster, Texas, that Tenant shall have the right to terminate this Lease, provided written notice of such termination is faxed to Landlord at 972-488-9848 no later than 11:00 AM local time in Lancaster, Texas on October 20, 2009, Such termination shall be effective upon Landlord’s receipt of Tenant’s notice to terminate (“Tax Termination Effective Moment”), Time is of the essence with regards to Tenant’s delivery of such termination notice with regard to failure to obtain such tax incentives. In the event Tenant elects to terminate this Lease as provided above, Landlord and Tenant shall each be relieved of all obligations under this Lease effective on the Tax Termination Effective Moment. Furthermore, anything in this Lease to the contrary notwithstanding, in the event Tenant completes a core sampling of the floor of the Premises and Tenant, in Tenant’s reasonable judgment, determines that the floor slab is not sufficient for Tenant’s operations in the Premises, Tenant shall have the right to terminate this Lease by faxing notice of such termination to Landlord at 972-488-9848 no later than 5:00 PM Eastern time on October 12, 2009 (“Floor Termination Effective Moment”). Time is of the essence with regards to the delivery of such notice to terminate as provided in the foregoing with regard to the floor slab. In the event Tenant elects to terminate this Lease as provided above, Landlord and Tenant shall each be relieved of all obligations under this Lease effective on the Floor Termination Effective Moment.

2.           Landlord’s Representations and Warranties and Acceptance of Premises. Landlord hereby warrants to Tenant that as of the date of this Lease that it has title to the Building in fee simple and that it has full right and authority to enter into this Lease. Landlord further warrants to Tenant that, as of the date of this Lease, (i) no written notice has been received by Landlord of non-compliance with any Legal Requirements in connection with the Project, (ii) the Project, including all structures thereon, systems therein and components thereof, is in good condition and repair, and watertight, (iii) the Building is zoned Light Industrial which to the best of Landlord’s current actual knowledge allows for the distribution of food products, (iv) no CC&R’s are in effect with regards to the Project, and (v) the Premises is accessible by trucks via public roads. The phrase “Landlord’s current, actual knowledge” shall mean and refer only to the best of the current, actual knowledge of the officers of Landlord having direct, operational responsibility for the Project, with the express limitations and qualifications that the knowledge of any contractor or consultant shall not be imputed to Landlord, and none of such officers has made any special investigation or inquiry, and none of such officers has any duty or obligation of diligent investigation or inquiry, or any other duty or obligation, to acquire or to attempt to acquire information beyond or in addition to the current, actual knowledge of such persons. Subject to the foregoing representations and warranties, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Except as expressly provided herein, Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant. Landlord shall complete any such punchlist items agreed to in writing by Landlord and Tenant no later than thirty (30) days following the completion of such punchlist; provided, however, that in the event Landlord cannot reasonably complete such punchlist items within the thirty (30) day period Landlord shall have such time as is reasonably necessary provided Landlord thereafter proceeds continuously and diligently to complete such punchlist items.

3.           Use. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant (including any licensee, subtenants and/or assignee), light manufacturing/assembly, and for such other lawful purposes as may be incidental thereto. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises, excluding from damage, however normal wear and tear. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations, as deemed objectionable by a person acting in a reasonable manner, to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project, in the event Tenant’s use of the Premises constitute a nuisance as provided above Landlord shall notify Tenant in writing and Landlord and Tenant shall work in good faith to mitigate such factors constituting a nuisance or disturbance of other tenants of the Project. Notwithstanding anything contained herein to the contrary, for the purpose of determining if any odor generated by Tenant in the ordinary course of business is a nuisance, any odor generated by Tenant in the ordinary course of business which is consistent with odors created by food service and distribution services operated at the highest standards of the industry shall not be deemed a nuisance. Furthermore, Tenant’s use of trucks in the ordinary course of Tenant’s business at the Project shall not be deemed a nuisance under this Lease. Outside storage is prohibited without Landlord’s prior written consent; provided Tenant shall have the right to park vehicles, which may contain inventory, overnight at the truck loading docks and parking areas for the Premises provided such vehicles are in operable condition. In the event any trucks stored at the Premises are inoperable, such vehicles shall be removed within 48 hours following receipt of Landlord’s notice. Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant shall have the right to place and maintain at all times, at Tenant’s sole cost and expense and in compliance with Legal Requirements, during the Lease Term a picnic area outside of the Premises at a location to be approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall have no liability whatsoever in connection with such picnic area, and Tenant shall indemnify Landlord for any and all claims arising from the presence and maintenance of such picnic area. Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant shall have the right to place and maintain at all times, at Tenant’s sole cost and expense, during the Lease Term in the “truck court” adjoining the building in which the Premises is located a dumpsters that shall be utilized by Tenant in connection with its business operations. Landlord shall have no liability whatsoever in connection with such dumpster, and Tenant shall indemnify Landlord for any and all claims arising from the presence and maintenance of such dumpster. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. In the event that Landlord receives notice that the Premises is not in compliance with applicable Legal Requirements (as hereinafter defined) existing as of the Commencement Date and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises performed by Tenant, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements (as hereinafter defined) as of the Commencement Date without cost or expense to Tenant and without including such cost or expense as an Operating Expense. Furthermore, in the event Landlord receives notice that the Premises is not in compliance with applicable Legal Requirements which come into effect after the Commencement Date and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises performed by Tenant, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements which shall be chargeable to Tenant as an Operating Expense. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property in the Premises commencing on the date which is ten (10) calendar days following the date of full execution of this Lease provided any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder, and such occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease except for the payment of Base Rent or Operating Expenses.

4.           Base Rent. Tenant shall pay Base Rent in the amount set forth in Addendum 1. The first month’s Base Rent and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent by Tenant’s corporate check on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made at such place, within the continental United States, as Landlord may from time to time designate to Tenant in, writing. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Except as expressly provided in this Lease, Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of Operating Expenses beyond 5 days after the due date thereof, and after notice as provided below, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than twice in any 12-month period. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord’s remedies in any manner.

5.           Security Deposit. [Intentionally Omitted]

6.           Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined); an annual consulting fee for determining whether or not to contest Taxes for the Project not to exceed $500.00 per year; reasonable fees payable to tax consultants and attorneys for contesting taxes provided such fees are payable on a contingency fee basis except for standard expenses such as filing fees, postage/courier fees, and other standard administrative expenses; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, non-structural components of roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, snow removal, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, which fees at this time shall not exceed three (3%) of gross receipts due and payable under this Lease (excluding Taxes), or if there is no properly manager, an administration fee of 10 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant or by Landlord as provided in Paragraph 3) or that are necessary for the continued use and operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase or decrease Tenant’s Proportionate Share, as applicable, for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises, or that is completely unrelated to the Premises, or that varies with occupancy or use. With respect to the foregoing sentence, Landlord must provide reasonable supporting documentation for any increase or decrease. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

Notwithstanding anything contained in this Lease to the contrary, for the purpose of calculating Tenant’s reimbursement of Operating Expenses from the period commencing on the Commencement Date and ending on December 31, 2010, Tenant’s Proportionate Share of the Building shall be 59.98% and Tenant’s Proportionate Share of the Project shall be 59.98%.

Tenant shall not be obligated to pay for Controllable Operating Expenses in any year to the extent they have increased by more than six percent (6%) per annum, compounded annually on a cumulative basis from actual Controllable Operating Expenses applicable to the Premises during the 2011 calendar year. For purposes of this Paragraph, Controllable Operating Expenses shall mean all Operating Expenses as set forth in this Paragraph 6 of the Lease, except for Taxes, insurance premiums, costs in connection with adverse weather conditions, and utility costs. Controllable Operating Expenses shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Expenses shall be determined on Operating Expenses as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.

7.            Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord may cause at Tenant’s expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.

Notwithstanding anything contained herein to the contrary, in the event that such interruption or cessation of utilities results from Landlord’s negligent or willful act or omission continues beyond two (2) business days from the date of such interruption or cessation, then, provided Tenant has delivered Landlord with prompt notice of such interruption, the rent under this Lease will abate, commencing on the second (2nd) business day the Premises remain untenantable, and continuing until the dare on which the utilities are restored and the Premises are again tenantable. No abatement of rentals as hereinabove described will apply in the event such interruption of utilities is the result of Tenant’s alterations to the Premises, or any negligent act or omission of Tenant, its agents, employees or contractors, or any cause other than the negligent or willful act or omission of Landlord or its employees, agents or contractors.

Landlord represents that as of the Commencement Date the Premises is services by municipal water service and furthermore, Landlord represents to Tenant that to the best of Landlord’s current, actual knowledge that there are no restrictions on the use of such water service. The phrase “current, actual knowledge of Landlord” shall mean and refer only to the best of the current, actual knowledge of the officers of Landlord having direct, operational responsibility for the Project, with the express limitations and qualifications that the knowledge of any contractor or consultant shall not be imputed to Landlord, and none of such officers has made any special investigation or inquiry, and none of such officers has any duty or obligation of diligent investigation or inquiry, or any other duty or obligation, to acquire or to attempt to acquire information beyond or in addition to the current, actual knowledge of such persons.

8.           Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises (including the Texas Margins Tax) and/or the Project or any portion thereof shall be paid by Tenant to Landlord as an Operating Expenses; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. lf any such tax or excise is levied or assessed directly against Tenant, upon Tenant’s receipt of notice of such tax then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

9.           Insurance. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance, provided such other insurance is customary in the market where the Premises is located for similarly situated landlords of similar properties. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; worker’s compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits, The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days’ prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption losses sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors. Tenant and its agents, employees and contractors shall not be liable for, and Landlord hereby waives all claims against such parties for, rental losses sustained by Landlord or any person claiming through Landlord resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its agents, employees or contractors.

Landlord represents and warrants that as of the date hereof it has not received any notice from any insurer of coverage maintained by Landlord requiring modifications or work to be performed on the Premises as a condition to the maintenance or renewal of any such policies of insurance with respect to the Premises.

10.           Landlord’s Repairs. Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

In the event of an emergency (being defined as an imminent threat of personal injury to Tenant’s employees, material damage to Tenant’s equipment or other property at the Premises, or a material impact on Tenant’s operations at the Premises), Tenant shall have the right to make such temporary, emergency repairs to the roof, foundation, floors and exterior walls of the building of which the Premises are a part, or the roof membrane, skylights, roof vents, drains and downspouts of the Project, and the exterior and under slab utility systems for the Project, as may be reasonably necessary to prevent such material damage to the equipment or property of Tenant situated in the Premises, or such personal injury to Tenant’s employees, provided Tenant has no reasonable alternative and has notified or attempted in good faith to notify Landlord’s representative of such emergency by telephone (with subsequent written notice as soon as practicable). The provisions of this paragraph do not constitute an authorization by Landlord for Tenant to enter the premises of any other tenant of the Project, and Tenant has not been designated as Landlord’s agent for the purposes of any such entry. Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs incurred by Tenant in making such emergency repairs to the roof, foundation or exterior walls, as applicable within thirty (30) days after submission by Tenant to Landlord of an invoice therefore, accompanied by reasonable supporting documentation for the costs so incurred. In the event Landlord fails or refuses to reimburse Tenant for such costs within such thirty (30) day period and Tenant brings an action for recovery of such amounts from Landlord as provided for in this Lease, then Tenant shall be entitled to recover, in addition to the amount of such costs, interest on such amounts from the date incurred by Tenant until recovered from Landlord, at the rate provided in Paragraph 37(j) of this Lease, and the reasonable attorneys’ fees and other costs of court incurred by Tenant in pursuing such action.

11.           Tenant’s Repairs. Landlord, at Tenant’s expense to be passed through as an Operating Expenses as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, as well as all systems which are located outside of the Premises except as provided below. Subject to Landlord’s obligations above in this Paragraph 11, in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises which are located in the Premises (except for the heating, ventilation, and air conditioning systems which may be located outside of the Premises), including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines located in the Premises, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term, provided in all events Landlord shall complete such capital repairs and such capital expenditures shall be fully amortized in accordance with the Formula (defined hereafter) and reimbursed to Landlord over the remainder of the Lease Term, without regard to any extension or renewal option not then exercised. The “Formula” shall mean that number, the numerator of which shall be the number of months of the Lease Term remaining after such capital expenditures, and the denominator of which shall be the amortization period (in months) equal to the useful life of such repair or replacement multiplied by the cost of such capital expenditure or repair. Landlord shall pay for such capital expenditures and repairs and Tenant shall reimburse Landlord for its amortized share of same (determined as hereinabove set forth) in equal monthly installments in the same manner as the payment by Tenant to Landlord of the Operating Expenses. In the event Tenant extends the Lease Term either by way of an option or negotiated extension, such reimbursement by Tenant shall continue as provided above until such amortization period has expired. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant or, in the event Tenant fails to maintain as provided herein by Landlord upon thirty (30) days prior written notice to Tenant. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

Landlord agrees to enforce to Tenant’s benefits any guarantees an warranties, if any, which relate to any maintenance or repair to be completed by Tenant above or which are to be completed by Landlord at Tenant’s expense as an Operating Expense as provided above. Notwithstanding anything contained in this Lease, Tenant shall have no responsibility for latent defects in the initial construction of the Building or Project and costs to correct such latent defects shall not be passed through to Tenant as an Operating Expense.

12.           Tenant-Made Alterations and Trade Fixtures. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent, Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable lo Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, which shall not be unreasonably withheld or delayed. Notwithstanding anything contained herein to the contrary, Landlord shall either approve or disapprove, as the case may be, Tenant’s request for approval to complete Tenant-Made Alterations to the Premises within 10 business days after receipt of Tenant’s plans and specifications for such Tenant-Made Alterations, provided that such plans and specifications, in Landlord’s commercially reasonable judgment, contain sufficient and complete information to effectuate Landlord’s approval hereunder. If Landlord rejects such plans and specifications Landlord must do so with specificity and Tenant shall have an opportunity to resubmit such plans and specifications and each resubmission shall be subject to the foregoing procedures. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction, not to exceed $1,000 for each project. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall provide to Landlord certificates of insurance from all contractors and subcontractors who work on the Tenant-Made Alterations for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Upon Tenant’s written request, Landlord shall provide Tenant, at the time of Tenant’s request for approval of Tenant-Made Alterations, a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises. Tenant shall repair any damage caused by such removal.

Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

Notwithstanding anything contained herein to the contrary, Landlord shall contribute up to a maximum amount of $1,900,000.00 (the “TI Allowance”), toward the initial Tenant-Made Alterations to the Premises, which such payment shall be made by Landlord to Tenant within 30 days following Landlord’s receipt of Tenant’s invoice substantiating the costs related to Tenant-Made Alterations which costs equal at least $1,900,000.00 (which may include an invoice from the general contractor). Notwithstanding anything contained herein, Tenant shall have an obligation to deliver to Landlord final lien waivers from all contractors and sub-contractors who work on the initial Tenant-Made Alterations upon the completion of the initial Tenant-Made Alterations. Landlord shall be under no obligation to pay for any Tenant-Made Alterations to the Premises in excess of the TI Allowance. Further, such TI Allowance shall only be available for Tenant’s use through August 31, 2010, and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining as of September 1, 2010. Notwithstanding anything contained herein to the contrary, in the event Landlord sells the Building, or assigns this Lease (including a collateral assignment) prior to August 31, 2010, Landlord shall escrow any amount of the TI Allowance remaining as of the date of such sale of the Building or assignment of this Lease, which escrow shall provide that Tenant may draw down on such escrow amount upon delivery of invoices substantiating the costs related to the Tenant-Made Alterations as provided above.

Subject to Landlord’s review and approval of the plans and specifications related thereto, Landlord hereby agrees to permit Tenant to install a photovoltaic system, including solar roof panels, on the roof of the Premises; provided such system does not adversely impact the structural integrity of the Building. The installation, maintenance, and repair of such systems shall be at Tenant’s sole cost and expense. Tenant agrees and understands that Landlord may require conditions to such installation, including, but not limited to, no penetrations of the roof membrane, system shall be architecturally screened and secured and not visible from the street, Landlord shall have the right to oversee such installation, and all electricity generated by the systems shall be used by Tenant and not sold to other tenant’s in the Project or to utility companies.

13.           Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements. Notwithstanding the foregoing, Tenant shall have the right to install signage on the exterior wall of the Building at its sole cost and expense and subject to Landlord’s approval of the design, size and location of such signage, which consent shall not be unreasonably withheld provided such signage is consistent with approved signage of other tenants of the Project.

14.           Parking. Tenant shall be entitled to the exclusive use of all parking areas serving the Premises. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. Notwithstanding the foregoing to the contrary, in the event Tenant exercises its right to surrender the Surrender Premises 1 as provided in Addendum 5 then the foregoing shall automatically be amended such that Tenant’s parking rights shall a be as provided in Exhibit C (Phase I Parking) and in the event Tenant exercises its right to surrender the Surrender Premises 2,as provided in Addendum 5 then the foregoing shall automatically be amended such that Tenant’s parking rights shall be as provided in Exhibit C (Phase II Parking).

15.           Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease, Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last nine months of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

16.           Condemnation. If Landlord shall receive written notice from any third party with condemning authority of such party’s intent to condemn any part of the Premises or the Project for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would prevent or materially interfere with Tenant’s use of the Premises or in Landlord’s judgment would materially interfere with or impair its operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.

17.           Assignment and Subletting. Without Landlord’s prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord’s receipt of Tenant’s written notice of a desire to assign the Lease or sublet the entire Premises (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant’s notice, terminate this Lease, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease. Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder one half of all such excess rental and other excess consideration (after deducting standard tenant improvements, reasonable brokerage fees, and reasonable attorney’s fees) within 10 days following receipt thereof by Tenant.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may seek to collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18.           Indemnification. Except for the negligence or willful misconduct of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.

Except for the negligence or willful misconduct of Tenant, its agents, employees or contractors, and to the extent permitted by law, Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project or arising from any activity, work, or thing done, permitted or suffered by Landlord in or about the Project or due to any other act or omission of Landlord, its assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Landlord’s obligations under this Paragraph 18.

If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor’s indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee’s prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence.

This indemnity does not cover claims arising from the presence or release of Hazardous Materials.

19.           Inspection and Access. Upon reasonable prior notice, except in the event of an emergency in which case no notice shall be required, Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Upon reasonable prior notice, Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction reduces the Premises or interferes in any way with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions; provided such instrument meets the foregoing conditions.

20.           Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21.           Surrender. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures which Tenant has not removed, or any Tenant-Made Alterations which Tenant was required to remove pursuant to the provisions of Paragraph 12 but has not removed, shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

22.           Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to one and one half times the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph 22, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.

23.           Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i)           Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from the date such payment was due.

(ii)          Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(iv)           Tenant shall abandon the Premises, whether or not Tenant is in monetary or other default under this Lease, Tenant’s vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) ensure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) ensure that the Premises are secured and not subject to vandalism, and (c) ensure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

(v)           Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi)           Tenant shall fail to discharge, or bond over, any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

(vii)           Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default; provided, however, that Tenant shall not be in default. under the circumstances described in this subparagraph 23 (vii) if Tenant has made diligent efforts to cure such default within the thirty (30) day period described therein, and thereafter proceeds continuously and diligently to cure such default within a commercially reasonable time.

24.           Landlord’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the reasonable cost of reletting the whole or any part of the Premises, including without limitation reasonable brokerage fees and/or reasonable leasing commissions incurred by Landlord, and costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into the condition required by Tenant under this Lease, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Landlord can reasonably expect to recover by reletting the Premises for such period based on comparable lease transactions in the market which the Project is located which involve space which is comparable to the Premises in buildings which are comparable to the Building taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

If Landlord terminates Tenant’s right to possession (but not this Lease) without terminating the Lease after an Event of Default, Landlord shall use commercially reasonable efforts to relet the Premises without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord’s leasing criteria. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises to put the Premises in the condition required by Tenant under this Lease. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods as such becomes due, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the reasonable costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall pay any such deficiency as it comes due. Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant, Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Promises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises, provided Landlord uses reasonable efforts as provided above, or collect rent due in respect of such reletting.

25.           Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless any representation or warranty of Landlord proves false in any material respect or Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants not conditions; and except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for Landlord’s default. Notwithstanding anything to the contrary contained herein, if a default by Landlord shall occur, Tenant may pursue any legal or equitable remedies, including without limitation termination of this Lease. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26.           Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

27.           Subordination. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust. Landlord represents to Tenant that as of the date hereof the Building is not subject to or encumbered by a mortgage.

Notwithstanding the preceding provisions of this Paragraph 27, this Lease and Tenant’s interest in the Premises shall not be subordinate to any future mortgage or deed of trust on the Project, and Tenant shall not be obligated to execute an instrument subordinating this Lease or Tenant’s interest in the Premises to any future mortgage or deed of trust on the Project, unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in such instrument of subordination not to disturb Tenant’s possession of the Premises (so long as no default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

28.           Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises at the request of Tenant and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

29.           Estoppel Certificates. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate.

30.           Environmental Requirements. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, and as provided in Addendum 8, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord, but in no event to a condition which exceeds the condition prior to such release, any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

Landlord represents to Tenant that to the best of Landlord’s current, actual knowledge that there are no Hazardous Materials in reportable quantities on the Project and that there have not been any Hazardous Materials in reportable quantities on the Project, and Landlord has not violated any Environmental Requirements pertaining to the Project. The phrase “current, actual knowledge of Landlord” shall mean and refer only to the best of the current, actual knowledge of the officers of Landlord having direct, operational responsibility for the Project, with the express limitations and qualifications that the knowledge of any contractor or consultant shall not be imputed to Landlord, and none of such officers has made any special investigation or inquiry, and none of such officers has any duty or obligation of diligent investigation or inquiry, or any other duty or obligation, to acquire or to attempt to acquire information beyond or in addition to the current, actual knowledge of such persons.

Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees; or (iii) any other person or entity located outside of the Premises or the Project.

If Hazardous Materials are hereafter discovered on the Premises, and the presence of such Hazardous Materials is not the result of Tenant’s use of the Premises or any act or omission of Tenant or its agents, employees, contractors, subtenants or invitees, and the presence of such Hazardous Materials results in any contamination, damages, or injury to the Premises that materially and adversely affects Tenant’s occupancy or use of the Premises or human health, Landlord shall promptly take all actions at its sole expense as are necessary to remediate such Hazardous Materials and as may be required by the Environmental Requirements. Actual or threatened action or litigation by any governmental authority is not a condition prerequisite to Landlord’s obligations under this paragraph. Within thirty (30) days after notification from Tenant supported by reasonable documentation setting forth such presence or release of Hazardous Materials, and after Landlord has been given a reasonable period of time after such thirty (30) day period to conduct its own investigation to confirm such presence or release of Hazardous Materials, Landlord shall commence to remediate such Hazardous Materials within one hundred eighty (180) days after the completion of Landlord’s investigation and thereafter diligently prosecute such remediation to completion. If Landlord commences remediation pursuant to this paragraph, the Base Rent and Operating Expenses shall be equitably adjusted if and to the extent and during the period the Premises are unsuitable for Tenant’s business. Notwithstanding anything herein to the contrary, if Landlord obtains a letter from the appropriate governmental authority that no further remediation is required Landlord’s obligation to remediate as provided in this paragraph shall be null and void.

31.           Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project, provided such rules and regulations do not contradict Tenant’s rights under this Lease and do not interfere with Tenant’s use of the Premises as provided in this Lease. The current rules and regulations are attached hereto as Exhibit B. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32.           Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.           Force Majeure. Except for monetary obligations, neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be (“Force Majeure”).

34.           Entire Agreement. This Lease (including all addenda and exhibits) constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.           Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.           Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord hereby acknowledges and agrees that the broker referenced on first page of this Lease shall be entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be deemed earned and shall be paid by Landlord to said broker in accordance with, and subject to the terms of, a separate written agreement.

37.           Miscellaneous.   (a)    Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)           If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant,

(c)           All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 4545 Airport Way, Denver, Colorado 80239. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d)           Except as otherwise expressly provided in this Lease, whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right to remedy hereunder, each party shall at all times act reasonably and in good faith.

(e)           At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual financial statements prepared by Tenant or Tenant’s accountants. Such requirement shall be met provided Tenant’s financials are available via public record.

(f)           Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(g)           The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)           The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i)           Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(i)           Any amount not paid by Tenant within 30 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 12 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)           Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l)           Time is of the essence as to the performance of the parties’ obligations under this Lease.

(m)           All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(n)           In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs.

38.           Counterparts. This Lease may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Lease. Landlord and Tenant agree that the delivery of an executed copy of this Lease by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Lease had been delivered; provided Landlord and Tenant agree to promptly send original copies of this Lease following any delivery by facsimile.

39.           Limitation of Liability of Trustees, Shareholders, and Officers of ProLogis. Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:	LANDLORD:

United Natural Foods, Inc.	PROLOGIS, a Maryland real estate investment trust

By: /s/ Mark E. Shamber	By: /s/ Jeremy D. Giles
Name: Mark E. Shamber	Name: Jeremy D. Giles
Title: SVP, CFO	Title: Senior Vice President

Address:	Address:

2100 Danieldale Road	2310 LBJ Freeway
-	Suite 200
Lancaster, TX 75134	Dallas, TX 75234

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED  9-30-09, BETWEEN

ProLogis
and
United Natural Foods, Inc.

Base Rent shall equal the following amounts for the respective periods set forth below:

	Period		Monthly Base Rent

Month 1	through	Month 5	$0.00*

Month 6	through	Month 10	$73,733.75*

Month 11	through	Month 65	$122,889.58

Month 66	through	Month 125	$132,720.25

*During Months 1 – 10, Tenant to pay 59.98 % of the Operating Expenses.

ADDENDUM 2

HVAC MAINTENANCE CONTRACT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED 9-30-09, BETWEEN

ProLogis
and
United Natural Foods, Inc.

Paragraph 11, captioned “TENANT REPAIRS,” is supplemented by the following:

Tenant agrees to enter into and maintain through the term of the Lease, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within the Premises. Landlord requires a qualified HVAC contractor perform this work. A certificate must be provided to the Landlord upon occupancy of the leased Premises,

The service contract must become effective within one hundred twenty (120) days of occupancy, and service visits should be performed on a quarterly basis. Landlord suggests that Tenant send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract:

1.           Adjust belt tension;
2.           Lubricate all moving parts, as necessary;
3.           Inspect and adjust all temperature and safety controls;
4.           Check refrigeration system for leaks and operation;
5.           Check refrigeration system for moisture;
6.           Inspect compressor oil level and crank case heaters;
7.           Check head pressure, suction pressure and oil pressure;
8.           Inspect air filters and replace when necessary;
9.           Check space conditions;
10.         Check condensate drains and drain pans and clean, if necessary;
11.         Inspect and adjust all valves;
12.         Check and adjust dampers;
13.         Run machine through complete cycle.

ADDENDUM 3

MOVE-OUT CONDITIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED 9-30-09, BETWEEN

ProLogis
and
United Natural Foods, Inc.

Per Paragraph 21, Tenant is obligated to check and address prior to move-out of the Premises the following items. Landlord expects to receive the Premises in the condition received by Tenant and maintained in accordance with the Lease, except for normal wear and tear. Nothing contained herein shall be interpreted to require Tenant to surrender the Premises in a condition which exceeds the condition existing as of the date Tenant first took possession of the Premises. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1.	All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2.
All truck doors and dock levelers should be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced need to be painted to match the Building standard.

3.	All structural steel columns in the warehouse and office should be inspected for damage. Repairs of this nature should be pre-approved by the Landlord prior to implementation.

4.
Heating/air-conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

5.	All holes in the sheet rock walls should be repaired prior to move-out.

6.
The carpets and vinyl tiles should be in a clean condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

7.	Facilities should be returned in a clean condition which would include cleaning of the coffee bar, restroom areas, windows, and other portions of the space.

8.
The warehouse should be in broom clean condition with all inventory and racking removed. There should be no protrusion of anchors from the warehouse floor and all holes should be appropriately patched. If machinery/equipment is removed, the electrical lines should be properly terminated at the nearest junction box.

9.	All exterior windows with cracks or breakage should be replaced.

10.	The Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

11.	Intentionally Omitted.

12.	All electrical systems should be left in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out.

13.	All plumbing fixtures should be in good working order, including the water heater. Faucets and toilets should not leak.

14.	All dock bumpers must be left in place and well secured.

ADDENDUM 4

RIGHT OF FIRST REFUSAL TO PURCHASE

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED 9-30-09, BETWEEN

ProLogis
and
United Natural Foods, Inc,

Provided that as of the date of the giving of Landlord’s Notice, (x) Tenant is the Tenant originally named herein, (y) Tenant occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no Event of Default or event which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, then subject to and in accordance with the terms of this Addendum, if at any time during the initial Lease Term Landlord intends to enter into a purchase agreement (the “Proposed Sale”) for the Building with anyone (a “Proposed Purchaser”) (subject to the Excluded Transaction or Foreclosure Transfer as described below), Landlord shall first offer to Tenant in writing (“Landlord’s Notice”) the right to purchase the Building upon all monetary terms of the Proposed Sale. Tenant shall exercise this Right of First Refusal to Purchase by delivering written notice (“Purchase Notice”) to Landlord no later than ten (10) business days after receipt of Landlord’s notice. Time is of the essence with respect to the giving of Tenant’s Purchase Notice. If Tenant declines to purchase the Building in accordance with the terms of this Addendum, except as provided for below, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum, and Landlord shall be free to sell the Building to any other party(s), including on terms which may be less favorable to Landlord than those set forth in Landlord’s Notice.

(b)           The Purchase Price shall be set forth in Landlord’s Notice to Tenant, payable in immediately available funds at closing. The intent of the parties is that the Purchase Price shall be absolutely net of commissions to Landlord, with the sole exception being that Landlord shall pay its attorneys’ fees.

(c)           The Closing shall be conducted through an escrow established at a title company acceptable to both Landlord and Tenant. All deliveries shall be deposited in escrow and all closing deliveries and disbursements shall be made through the escrow. The Closing shall occur no later than 120 days following the exercise of the Right of First Refusal to Purchase.

(d)           For a period of 30 days after the date of Tenant’s Purchase Notice to Landlord (“Inspection Period”), Tenant shall be entitled to inspect the Building, conduct title examination and review leases, operating agreements and other materials relating to the Building (“Inspections”). Tenant shall indemnify and defend Landlord for any claim, damage or liability arising out of Tenant’s and its agent’s and contractor’s inspection. Tenant may revoke its election to exercise the Right of First Refusal to Purchase by notice at the expiration of the Inspection Period if Tenant is not satisfied with any aspect of the Building or the title, in which case this Lease shall continue in full force and effect.

(e)           Landlord shall convey to Tenant fee simple title to the Building by special warranty deed (warranting title by, through, or under Landlord, but not otherwise) subject only to all matters of record and those matters which a correct survey would show but free and clear of any liens or any other exceptions created by, under, or through Landlord. Landlord shall remove any liens or any other exceptions created by, under, or through Landlord. Tenant shall have the absolute right to approve title to the Building, and if title is not satisfactory, Tenant may revoke its election to exercise the Right of First Refusal to Purchase by giving notice to Landlord (x) within the Inspection Period in Paragraph (d) above and, (y) with respect to any title exceptions of which Tenant is notified after such Inspection Period but before the Closing, at any time before the Closing. Landlord shall assign to Tenant all its right, title and interest in and to all contracts, warranties, permits, approvals, and other intangible property related to the Building except for any trade name or other similar rights related to the Building, which Landlord shall retain.

(f)           Pursuant to this Lease, there should be no proration of taxes or other expenses.

(g)           The Lease shall be terminated as of the Closing. All rent and other payments due by Tenant to Landlord under the Lease shall be prorated to the date of Closing and shall be deposited into the escrow and disbursed to Landlord at Closing. Any warranties associated with the Premises or the Building and any claims in connection therewith shall be assigned to Tenant at Closing.

(h)           Landlord makes no, and at closing Tenant shall waive in writing satisfactory to Landlord any, warranty or representation with respect to the Building (other than title to the Building as provided above) and shall release Landlord from any right or claims, known or unknown, with respect to the physical or environmental condition of the Building or the compliance of the Building with applicable law. Tenant is relying on its own inspection and review of the Building. Landlord agrees to assign to Tenant any building warranties which Landlord holds pertaining to the Building upon Closing.

(i)           Risk of loss shall remain with Landlord, subject to Tenant’s obligations under the Lease, until the Closing. If any condemnation is instituted or threatened against the Building or the Building is damaged, either party may terminate the purchase transaction, and the Lease shall remain in full force and effect.

(j)           Landlord may conduct the sale as a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code. Such exchange shall be conducted through a qualified intermediary, at no cost to Tenant, and without affecting Landlord’s obligations to Tenant. Tenant shall not be required to take title to any other property in connection with a Section 1031 exchange.

(k)           Tenant’s exercise of the Right of First Refusal to Purchase is irrevocable except as provided herein. Time is of the essence.

(1)           Only the Tenant originally named herein, a Tenant Affiliate, or entity resulting from a Permitted Transfer may exercise this Right of First Refusal to Purchase. The Right of First Refusal to Purchase is not assignable and shall terminate automatically upon any termination of the Lease other than as a result of default by Landlord. Further, no such right is exercisable if as of the date of exercised of the right or the Closing, the Lease has terminated or an Event of Default or event (“Potential Default”) which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing.

(m)           Notwithstanding anything contained herein to the contrary, Tenant agrees and understands that Tenant’s Right of First Refusal shall not be effective and shall not be enforceable with respect to any of the following transactions (each an “Excluded Transaction”) and that this Right of First Refusal to Purchase shall only be effective as to the sale of the Building alone, as a single asset sale, and shall not be in effect for any sale of the Building which includes other assets of Landlord or its affiliates: (a) sales of the Building or Project to a related entity, (b) a sale which includes assets beyond the Building only or a sale of all or substantially all of Landlord’s assets or its shares; (c) encumbrances of the Building; (d) any sale after Tenant has failed to timely deliver Tenant’s Purchase Notice following Tenant’s receipt of Landlord’s Notice; (e) sales of the Building to governmental entities as a result of condemnation, eminent domain, or a sale in lieu of condemnation; (f) sales in connection with a lease back of the Building by Landlord; and (g) sale to a real estate investment fund or a property fund which Landlord retains a minimal interest in. Furthermore, notwithstanding anything contained herein to the contrary, the Right of First Refusal to Purchase as provided herein shall not be effective or enforceable with respect to any transfer of the Building to “holder” as a result of a foreclosure or deed-in-lieu of foreclosure (“Foreclosure Transfer”). Tenant agrees and understands that in the event of an Excluded Transaction or a Foreclosure Transfer, this Right of First Refusal to Purchase shall be automatically deemed null and void and of no further force or effect upon such transaction.

ADDENDUM 5

OPTION TO SURRENDER

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED 9-30-09, BETWEEN

ProLogis
and
United Natural Foods. Inc.

(a)           The following terms shall have the following meanings:

(i)           The “Surrender Premises 1” shall mean the 118,030 rentable square feet of the Building as shown on Exhibit A as ‘‘Surrender Premises 1”.

(ii)           The “Surrender Premises 2” shall mean the 236,060 rentable square feet of the Building as shown on Exhibit A as “Surrender Premises 2”.

(iii)          The “Surrender Effective Date” shall mean December 31, 2010.

(b)           Provided that as of the date Tenant exercises its rights hereunder, (x) Tenant is the Tenant originally named herein, and (y) no Event of Default or event which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, Tenant shall have the option to surrender either Surrender Premises 1 or Surrender Premises 2 commencing on the Surrender Effective Date in accordance with this Addendum.

(c)           If Tenant desires to exercise its option to surrender either the Surrender Premises 1 or the Surrender Premises 2 as provided above, Tenant must deliver written notice (“Surrender Notice”) of such exercise to Landlord no later than sixty (60) days prior to the Surrender Effective Date, which notice shall identify whether Tenant is electing to surrender either the Surrender Premises 1 or the Surrender Premises 2. For the purpose of this Addendum, the term “Surrender Premises”, as hereinafter used, shall mean either Surrender Premises 1 or Surrender Premises 2 as such is elected by Tenant in the Surrender Notice. Time shall be of the essence with respect to the giving of the Surrender Notice. If Tenant does not deliver the Surrender Notice by such date, Tenant’s rights under this Addendum shall be null and void

(d)           If Tenant exercises its right to surrender the Surrender Premises as provided herein, effective on the Surrender Effective Date the term with respect to the Surrendered Space shall be reduced so that it will expire on the Surrender Effective Date, and the Tenant hereby agrees that it shall surrender and deliver up vacant possession of the Surrender Premises to the Landlord on the Surrender Effective Date in accordance with the terms of the Lease, and shall indemnify Landlord against any claim by any other party except Landlord, to be entitled to possession of any part of the Surrender Premises. The respective rights and obligations of Landlord and Tenant under the Lease in respect of the Surrender Premises shall be preserved and shall survive the surrender of the Surrender Premises as to matters arising or occurring prior to the Surrender Effective Date, but no such rights or obligations will arise or accrue to either of them under such lease after the Surrender Effective Date.

(e)           In the event Tenant timely delivers the Surrender Notice and elects to surrender the Surrender Premises 1 then effective on the Surrender Effective Date Tenant’s Proportionate Share of the Building shall be amended to 79.99% and Tenant’s Proportionate Share of the Project shall be amended to 79.99%, and in the event Tenant elects to surrender the Surrender Premises 2 then effective on the Surrender Effective Date Tenant’s Proportionate Share of the Building shall be amended to 59.98% and Tenant’s Proportionate Share of the Project shall be amended to 59.98%.

In the event Tenant timely delivers the Surrender Notice and elects to surrender the Surrender Premises 1 then effective on the Surrender Effective Date the Base Rent due and payable under this Lease for the remainder of the initial Lease Term shall be as follows during the applicable periods:

Month 11	through	Month 65	$98,300.00

Month 66	through	Month 125	$ 106,164.00

In the event Tenant timely delivers the Surrender Notice and elects to surrender the Surrender Premises 2 then effective on the Surrender Effective Date the Base Rent due and payable under this Lease for the remainder of the initial Lease Term shall be as follows during the applicable periods:

Month 11	through	Month 65	$73,733.75

Month 66	through	Month 125	$79,607.25

(f)           In the event Tenant exercises its option to surrender as provided in this Addendum 5, Landlord, at Landlord’s expense, shall have the obligation to construct a demising wall between the Premises and the surrendered portion of the Premises and separate the utilities for such areas of the Building prior to Landlord delivering possession of the Surrender Premises 1 or the Surrender Premises 2 (as applicable) to a third-party tenant. Provided, notwithstanding the foregoing to the contrary, Tenant agrees and understands that Landlord shall have no obligation to construct such demising wall or separate the utilities until such time that is immediately prior to the time Landlord delivers possession of such space to a third-party tenant. From the Surrender Effective Date until the date Landlord separates the utilities as provided above, Tenant shall be responsible for Tenant’s share of such jointly metered utilities, as reasonably determined by Landlord until such utilities services are separated, which amounts shall be payable by Tenant no later than thirty (30) days following Tenant’s receipt of an invoice for such amount.

ADDENDUM 6

TWO RENEWAL OPTIONS AT FIXED RATE

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED 9-30-09, BETWEEN

ProLogis
and
United Natural Foods, Inc.

(a)           Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or  would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the “First Extension  Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the First Extension Term”). Tenant shall give Landlord notice (hereinafter called the “First Extension Notice”) of its election to extend the term of the Lease Term at least 6 months prior to the scheduled expiration date of the Lease Term.

(b)           Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional tern is hereinafter called the “Second Extension Term”) commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the “Commencement Date of the Second Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Second Extension Notice”) of its election to extend the term of the Lease Term at least 6 months.

(c)           The Base Rent payable by Tenant to Landlord during the First Extension Term shall be $3.15 per rentable square foot of the Premises.

(d)           The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be $3.60 per rentable square foot of the Premises.

(e)           The determination of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set Forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the First Extension Term and Second Extension Term without regard to any cap on such expenses set forth in the Lease.

(f)           Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the First Extension Term and the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term or the First Extension Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

(g)           If Tenant does not give the First Extension Notice within the period set forth in paragraph (a) above, Tenant’s right to extend the Lease Term for the First Extension Term and the Second Extension Term shall automatically terminate. If Tenant does not give the Second Extension Notice within the period set forth in paragraph (b) above, Tenant’s right to extend the Lease Term for the Second Extension Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice and Second Extension Notice.

(h)           Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term or the Second Extension Term. The Premises shall be tendered on the Commencement Date of the First Extension Term and Second Extension Term in “as-is” condition.

(i)           If the Lease is extended for either the First Extension Term or Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).

(j)           If Tenant exercises its right to extend the term of the Lease for the First Extension Term or Second Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the First Extension Term or Second Extension Term, as applicable, except as provided in (f) above.

ADDENDUM 7

STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED 9-30-09, BETWEEN

ProLogis
and
United Natural Foods, Inc.

Tenant has requested Landlord’s consent to use the Hazardous Materials listed below in its business at the Premises (the “Permitted Hazardous Materials”). Subject to the conditions set forth herein, Landlord hereby consents  to the Use (hereinafter defined) of the Permitted Hazardous Materials. Any Permitted Hazardous Materials on the Premises will be generated, used, received, maintained, treated, stored, or disposed in a manner consistent with good engineering practice and in compliance with all Environmental Requirements.

Permitted Hazardous Materials (with approximate daily amounts):

Lead Antimony	250,000 lbs.
Anhydrous Ammonia	7,000 lbs.
Carbon Dioxide (solid)	6,000 lbs.
Diesel Fuel	12,000 gals.
Sulfuric Acid (electrolyte solution)	12,500 gals.
Petroleum Distillate (gear oil)	5 gals.
Petroleum Distillate (power steering fluid)	1 gal.
Petroleum Distillate (transmission fluid)	2 gals.
Petroleum Distillate (motor oil)	5 gals.
Ethelyne Glycol	5 gals.

EXHIBIT A

SITE PLAN AND SCOPE OF WORK

EXHIBIT "A"
SITE PLAN

SITE

VICINITY PLAN

PROLOGIS PARK 20/35 BUILDING 2

LANCASTER, TEXAS

BUILDING 2 SITE PLAN

UNITED NATURAL FOODS, INC.
America's Premier Certified Organic Distributor

SITE PLAN DATA

SITE AREA	[illegible] S.F. / [illegible] AC.
BUILDING AREA	[illegible] S.F.
LEASE AREA	
WAREHOUSE OFFICE	[illegible] S.F.
HR OFFICE	[illegible] S.F.
WAREHOUSE	[illegible] S.F.
TOTAL LEASE AREA	[illegible] S.F.

LEASE FEATURES

- 32' BUILDING CLEAR HEIGHT
- [illegible] TYPICAL BAY SPACING
- ([illegible]) [illegible] OVERHEAD DOCK DOORS
- ([illegible]) [illegible] STREET LEVEL DOCK DOORS
- [illegible]
- [illegible] CONCRETE SLAB ON GRADE
- 7" CONCRETE PAVING
- BUILD-TO-SUIT OFFICES
- ([illegible]) PARKING SPACES
- ([illegible]) [illegible] TRAILER STALLS

Prologis.

2[illegible] LBJ Frwy., Suite 200
Dallas, Texas 75234
Phone 972.884.8252
Fax 972.[illegible]

09-29-09

EXHIBIT B

RULES AND REGULATIONS

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.
Except as expressly provided in the Lease or otherwise approved in writing by Landlord, Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.	Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.	Intentionally Omitted,

5.
If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.	Tenant shall not install or operate any steam engine or boiler in the Premises, except as specifically approved in the Lease or otherwise approved by Landlord in writing..

7.
Parking any type of recreational vehicles is specifically prohibited on or about the Project. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle.

8.	Tenant shall maintain the Premises free from rodents, insects and other pests.

9.
Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.
Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.
Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises,

12.	Tenant shall not permit dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises except for normal human waste.

13.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.	No auction, public or private, will be permitted on the Premises or the Project.

15.	No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.
The Premises shall not be used for lodging, sleeping or cooking (except for normal break room cooking) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.
Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.
Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT C

PARKING PLAN

EXHIBIT "C"
PARKING PLAN

VICINITY PLAN

PROLOGIS PARK 20/35
BUILDING 2

LANCASTER, TEXAS

BUILDING 2 SITE PLAN

UNITED NATURAL FOODS, INC.
America's Premier Certified Organic Distributor

SITE PLAN DATA

SITE AREA	[illegible]
BUILDING AREA	[illegible]
LEASE AREA	
WAREHOUSE OFFICE	[illegible]
HR OFFICE	[illegible]
WAREHOUSE	[illegible]
TOTAL LEASE AREA	[illegible]

LEASE FEATURES:

- [illegible] BUILDING CLEAR HEIGHT
- [illegible] TYPICAL BAY SPACING
- [illegible] OVERHEAD DOCK DOORS
- [illegible] GRADE LEVEL DOCK DOORS
- FULLY SPRINKLERED ESFR
- [illegible] CONCRETE SLAB ON GRADE
- [illegible] CONCRETE PAVING
- BUILD-TO-SUIT OFFICES
- [illegible] PARKING SPACES
- [illegible] TRAILER STALLS

Prologis

2310 LBJ Frwy., Suite 200
Dallas, Texas 75234
Phone 972.884.8692
Fax 972.488.8646

09-29-09